BYLAWS OF
                              PAMET SYSTEMS, INC.

                               Table of Contents

                                                                        Page

ARTICLE I: Articles of Organization                                     1

ARTICLE II: Offices                                                     1

ARTICLE III: Fiscal Year                                                1

ARTICLE IV: Stockholders                                                1
            Section 1: Annual Meetings                                  1
            Section 2: Special Meetings                                 1
            Section 3: Place of Meetings                                2
            Section 4: Notice of Meetings                               2
            Section 5: Quorum                                           2
            Section 6: Action by Vote                                   2
            Section 7: Voting                                           3
            Section 8: Action by Consent                                3
            Section 9: Proxies                                          3

ARTICLE V: Directors                                                    4
            Section 1: Enumeration, Election, and Term of Office        4
            Section 2: Powers                                           4
            Section 3: Regular Meetings                                 4
            Section 4: Special Meetings                                 4
            Section 5: Notices                                          4
            Section 6: Quorum                                           5
            Section 7: Action by Consent                                5
            Section 8: Committee                                        5
            Section 9: Meetings by Telecommunications                   5
            Section 10: Compensation                                    5

ARTICLE VI: Officers and Agents                                         6
            Section 1: Enumeration, Qualification, Term                 6
            Section 2: Powers                                           6
            Section 3: President (Vice President)                       6
            Section 4: Treasurer (Assistant Treasurer)                  7
            Section 5: Clerk (Assistant Clerk)                          7
            Section 6: Secretary                                        8
            Section 7: Salaries                                         8

ARTICLE VII: Resignations, Removals and Vacancies                       8
            Section 1: Resignations                                     8
            Section 2: Removals                                         8
            Section 3: Vacancies                                        9

ARTICLE VIII:           Indemnification of Directors and Others         9

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ARTICLE IX: Stock                                                       10
            Section 1: Authorized Stock                                 10
            Section 2: Issue of Authorized Unissued Stock               10
            Section 3: Certificates of Stock                            10
            Section 4: Transfers                                        11
            Section 5: Lost/Mutilated/Destroyed Certificates            11
            Section 6: Transfer Agent and Registrar                     11
            Section 7: Setting Record Date/Closing Transfer             11
            Section 8: Voting Shares by Certain Holders                 12


ARTICLE X: Miscellaneous Provisions                                     12
            Section 1: Execution of Papers                              12
            Section 2: Voting of Securities                             12
            Section 3: Corporate Seal                                   12
            Section 4: Corporate Records                                13
            Section 5: Evidence of Authority                            13

ARTICLE XI: Dividends                                                   13

ARTICLE XII: Amendments                                                 13

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                              PAMET SYSTEMS, INC.

                                     BYLAWS




ARTICLE I: Articles of Organization

            The name and purposes of the corporation shall be as set forth in the Articles of Organization. These Bylaws, the powers of the corporation and its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these Bylaws to the Articles of Organization shall be construed to mean the Articles of Organization of the corporation as from time to time amended or restated.

ARTICLE II: Offices

            The principal office of the corporation within the Commonwealth of Massachusetts shall be at: 1000 Main Street, Acton, MA 01720

            The corporation may have such other offices, either within or without the Commonwealth as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE III:            Fiscal Year

            Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall in each year-end on December 31.

ARTICLE IV: Stockholders

            Section 1: Annual Meetings. The Annual Meeting of the Stockholders shall be held on the first Tuesday in May unless otherwise fixed by the Board of Directors or stated in the notice of the meeting. The purposes for which the Annual Meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these Bylaws, may be specified by the Board of Directors or the President. If no Annual Meeting has been held on the date fixed above, a special meeting in lieu thereof may be held and such special meeting shall have for the purposes of these Bylaws or otherwise, all the force and effect of an annual meeting.

            Section 2: Special Meetings. A special meeting of the Stockholders may be called at any time by the Chairman of the Board of the Director, the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them, and a special meeting of the Stockholders shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other Officer, upon written application of one or more stockholders who hold at least one-tenth (1/10) part in interest of the stock entitled to vote at the meeting. Such

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call shall state the time, place and purposes of the meeting, but no call of a special meeting of the Stockholders shall be required if such notice of the meeting shall have been waived in writing (including a telegram) by every Stockholder entitled to notice thereof, or by his or her attorney thereunto authorized.

            Section 3: Place of Meetings. All meetings of the Stockholders shall be held at the principal office of The corporation in Massachusetts unless a different place within Massachusetts or, if permitted by the articles of Organization, elsewhere within the United States, is designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them and stated in the notice of meeting. Any adjourned session of any meeting of the Stockholders shall be held at such place within Massachusetts or elsewhere if permitted in the Articles of Organization, as is designated in the vote of adjournment.

            Section 4: Notice of Meetings.   A written notice of the place,
date and hour of all meetings of Stockholders, stating the purposes of the meeting shall be given at least seven (7) days before the meeting to each Stockholder entitled to vote thereat and to each Stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Stockholder at his or her address as it appears in the records of the corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given a Stockholder under any provision of law, of The Articles of Organization, or of these Bylaws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

            Section 5: Quorum. At any meeting of Stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders, except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series then in the case of each such class or series, a quorum for that matter shall consist of a majority of all shares of that class or series, represented in person or by proxy. If less than such numbers of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

            Section 6: Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office

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shall elect to such office and, upon any question other than an election to an office, shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws. No ballot shall be required for any election or vote unless requested by a Stockholder present or represented at the meeting and entitled to vote in the election.

            Section 7: Voting. Stockholders entitled to vote shall have one vote, in person or by proxy, for each share of stock entitled to vote held by them as of the record date fixed by the Board of Directors, according to the records of the corporation, and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization. The corporation shall not directly or indirectly, vote any share of its own stock. Unless otherwise provided by law, at each election for Directors stating the number and the class and the designation of the series, if any, of the shares held by each stockholder. Such certificate shall be signed by the President and the Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. Every certificate for shares of stock subject to any restriction on transfer pursuant to the Articles of Organization, these Bylaws, or any agreement to which the corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. If the Board of Directors authorize the issuance of uncertificated shares, it shall authorize and empower a transfer every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote. There shall be no cumulative voting.

            Section 8: Action by Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

            Section 9: Proxies. Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy The corporation receives a specific written notice to the contrary from any one 0 f them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE V:  Directors

            Section 1: Enumeration. Election and Term of Office. The Board of Directors shall consist of not fewer than three (3) Directors. Each
Director elected shall hold office until a successor is elected and qualified.

            Section 2: Powers. The Board of Directors, subject to any action at any time taken by such Stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers.

            Section 3: Regular Meetings. Regular meetings of the Board of Directors shall be held without other notice than this Bylaw, immediately following and at the same place as the annual meeting of Shareholders; they otherwise may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice as provided in Section S of this Article V, of the fixing of such times and places and provided further that any resolution related to the holding of regular meetings shall remain in force only until the next annual meeting of Stockholders. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

            Section 4: Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board of Directors, the President or by the Treasurer or by the Clerk or by any two (2) Directors, and shall be held at the place designated in the call thereof.

            Section 5: Notices. Notice of any special meeting of the Directors shall be given by the Clerk or Secretary to each Director, by mailing to such Director, postage prepaid, or by telefaxing to such Director, and addressed to him or her at his or her address as registered on the books of the corporation, or if not so registered, at his or her last-known home or business address, a written notice of such meeting at least forty-eight (48) hours before the meeting or by delivering such notice to him or her at least twenty-four (24) hours before the meeting or by sending to him or her at least twenty-four (24) hours before the meeting by telefax or by prepaid telegram addressed to him or her at such address, notice of such meeting. If the Clerk or Secretary refuses or neglects for more than twenty-four (24) hours after receipt of a call to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant or the Clerk and Secretary are absent from the

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Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

            Section 6: Quorum. At any meeting of the Directors, a quorum for any election or for tile consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a different vote is required by law, by the Articles of Organization or by these Bylaws.

            Section 7: Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

            Section 8: Committee. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee.

            Section 9: Meetings by Telecommunications. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can bear each other at the same time and participation by such means shall constitute presence in person at the meeting.

            Section 10: Compensation. Compensation shall be paid to Directors as fixed from time to time by vote of the Board. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation thereof.

ARTICLE VI: Officers and Agents

            Section 1: Enumeration, Qualification and Term of Office. The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, a Clerk and such other Officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time may in their discretion appoint. Any officer may be but none need be a Director or Stockholder. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by time same person. Any officer may be required by the Directors to give bond for the faithful performance of his or her duties, to the corporation in said amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation. The Chairman of the Board of Directors, President, the Treasurer and the Clerk shall be selected annually by the Directors at their first meeting following the annual meeting of the Stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time. Except as otherwise provided by law or by the Articles of Organization or by these Bylaws, the Chairman of the Board of Directors, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.

            Section 2: Powers. Subject to law, to the Articles of Organization, and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

            Section 3: Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation, which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these by-laws or by the Board of Directors.

            Section 3A: President (and Vice Presidents). The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, he or she shall preside, when present, at all meetings of stockholders and of the Board of Directors. He may sign, with the Treasurer of the corporation, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by the Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

In the absence or disability of the President, his powers or duties shall be performed by the Chairman of the Board of Directors, if there shall be one, or if there shall be none, by the Vice president, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Vice President shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

            Section 4: Treasurer (and Assistant Treasurer). The Treasurer shall, subject to the direction of the Board of- Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide; shall receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.
            In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Assistant Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

            Section 5: Clerk (and Assistant Clerks). The Clerk shall keep a record of the meetings of Stockholders. In the event there is no Secretary or he or she is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. He or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, shall be custodian of the corporate records and of the seal of the corporation, and shall keep a register of the post office address of each Stockholder which shall be furnished to the Clerk by such Stockholder. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers.
            In the absence of the Clerk from any meeting of the Stockholders an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting shall perform the duties of the Clerk.

An Assistant Clerk shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

            Section 6: Secretary. The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting, to perform the duties of the Secretary.

            Section 7: Salaries. The salaries of the officers shall be fixed from time to time by the Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

ARTICLE VII: Resignations, Removals and Vacancies

            Section 1: Resignations. Any Director or officer may resign at any time by delivering his or her resignation in writing to the President or the Clerk or to a meeting of the Board of Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof, and the acceptance of the resignation shall not be necessary to make it effective.


            Section 2: Removals. Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed with or without assignment of cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors, provided that the Directors elected by a particular class of Stockholders, may be removed only by the vote of the holders of a majority of the shares of the particular class of Stockholders entitled to vote for the election of such Directors.

            The Directors may by vote of a majority of the Directors then in office remove any Director for cause.

            The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

            If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after reasonable notice and opportunity to be heard before the body proposing to remove him.

            The Directors may terminate or modify the authority of any agent or employee.

            Except as The Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by month or by the year or otherwise, provided, however, that the foregoing provisions shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the corporation.

            Section 3: Vacancies. Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office or, in the absence of such election by the Directors, by the Stockholders at a meeting called for the purpose; provided however, that any vacancy resulting from action by the Stockholders may be filled by the Stockholders at The same meeting at which such action was taken by them.

            If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

            Each such successor shall hold office for the unexpired term of his or her predecessor and until a successor shall be elected or appointed and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

ARTICLE VIII: Indemnification of Directors and others

            The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the corporation or at its request as a director, officer, trustee, employee or other agent of any organization in which the corporation owns shares or of which it is a creditor, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter, by reason of being or having been such a director, officer, trustee, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation; provided however, that as to any matter disposed of by a compromise payment by such director, officer, trustee, employee or agent, pursuant to a consent decree on otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

            a. Such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification:
               (1) By a disinterested majority of the Directors then in office; or (2) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer or

            b. In the absence of action by disinterested Directors or
               Stockholders, there has been obtained at the request of a majority of the Directors then in office, an opinion in writing, of independent legal counsel to the effect that such Director or Officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation.

Expenses including counsel fees, reasonably incurred by any such director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of a statement signed by such director, officer, trustee, employee or agent promising to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such directors, officers, trustees, employees or agents may be entitled by contract or otherwise under law. As used in this Article the terms "director", "officer", and "trustee", "employee" and "agent" include their respective heirs, executors and administrators, and an "interested" director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

ARTICLE IX: Stock

            Section 1: Stock Authorized. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

            Section 2: Issue of Authorized Unissued Capital Stock. Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus.

            Section 3: Certificates of Stock. The corporation may issue its shares in certificated or uncertificated form, as shall be determined by the Board of Directors in accordance with Massachusetts law. Stock certificates shall be in the form selected by the Board of Directors Agent to maintain a record of stockholders and the shares held by them and the corporation shall furnish to the stockholder a statement setting forth such restrictions on transfer, preferences, voting powers, qualifications and special and relative rights of the shares of each class and series."

            Section 4: Transfers. Subject to the restrictions, if any, imposed by the Articles organization, these Bylaws or any agreement to which the corporation is a party, shares of stock shall be transferred or' the books of the corporation only by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign, or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any equitable or other claim of interest or of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws. It shall be the duty of each Stockholder to notify the corporation of his or her post office address.

            Section 5: Lost, mutilated or Destroyed Certificates. Except as otherwise provided by law, the Board Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise BV reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

            Section 6: Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof, and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

            Section 7: Setting Record Date and Closing Transfer Records. The Board of Directors may fix in advance a time not more than sixty (60) days before (a) the date of any meeting of the Stockholders or (b) the date for the payment of any dividend or the making of any distribution to Stockholders or
(c) the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Stockholders of record on the date shall have such right notwithstanding any transfer of stock on the records of the corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty-day (60) period.

            If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

            Section 8: Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

            Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of such shares into his or her name.

            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

            A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

            Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE X: Miscellaneous Provisions

            Section 1: Execution of Papers. All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the corporation shall be signed by the Chairman of the Board of Directors, the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

            Section 2: Voting of Securities. Except as the Directors may generally or in particular cases otherwise specifically, the Chairman of the board of Directors, the President or the Treasurer may on behalf of the corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution, at any meeting thereof.

            Section 3: Corporate Seal. The seal of the corporation shall be a circular die with the name of the corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

            Section 4: Corporate Records. The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the incorporators and Stockholders, and the stock and transfer records which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its: transfer agent or of its Clerk or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Stockholder for any proper purpose but not to secure a list of Stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Stockholder, relative to the affairs of the corporation.

            Section 5: Evidence of Authority. A certificate by the Clerk or Secretary or an Assistant or Temporary Clerk or Secretary as to any matter relative to the Articles of Organization, Bylaws, records of the proceedings of the incorporators, Stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

ARTICLE XI: Dividends.

            The Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, by the Articles of Organization and by these Bylaws.

ARTICLE XII: Amendments.

            These Bylaws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of Stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meetings If authorized by the Articles of Organization, the Directors may make, amend or repeal the Bylaws, in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or the Bylaws requires action by
the Stockholders.   Not later than the time of giving notice of the meeting of
Stockholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all Stockholders entitled to vote on amending the Bylaws, No change in the date fixed in these Bylaws for the annual meeting of Stockholders may be made within sixty (60) days before the date fixed in these Bylaws, and in case of any change in such date, notice thereof shall be given to each Stockholder in person or by mailing notice to his or her last-known post office address at least twenty (20) days before the new date fixed for such meeting.

            Any Bylaw adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the Stockholders entitled to vote on amending the Bylaws.